UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: November 3, 2006
(Date of earliest event reported)

H.B. FULLER COMPANY
(Exact name of registrant as specified in its charter)

Commission File Number: 001-09225

Minnesota	41-0268370
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1200 Willow Lake Boulevard
P.O. Box 64683
St. Paul, MN 55164-0683
(Address of principal executive offices, including zip code)

(651) 236-5900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 3, 2006, Albert P. Stroucken notified the Board of Directors of H.B. Fuller Company (the “Company”) that he would resign as Chairman of the Board, President, Chief Executive Officer and a director of the Company effective December 1, 2006.

Mr. Stroucken has an employment agreement dated March 30, 2004 (the “Employment Agreement”) with the Company, which provides that Mr. Stroucken will be entitled to receive certain severance payments and benefits if his employment with the Company continues through March 31, 2007. Mr. Stroucken and the Company have agreed that the Employment Agreement will be modified in order to adjust or reduce such payments and benefits to take into account his earlier termination of employment. However, as of the date of this report, the new severance and benefits arrangement with Mr. Stroucken had not been finalized.

On November 3, 2006, the Company’s Board of Directors appointed Michele Volpi President and Chief Executive Officer and elected him as a director, in each case effective as of December 3, 2006.

Mr. Volpi, age 42, has served as Group President and General Manager of the Company’s Global Adhesives Group since December 2004. From June 2002 to December 2004, he was Global SBU Manager for the Company’s Assembly Business. From March 2001 to June 2002, he served as general manager of marketing and product management for the Polymershapes business unit of General Electric Company. Prior to such time, Mr. Volpi held other management positions with General Electric Company and was a management consultant with The Boston Consulting Group, where he managed projects and client teams involving strategy formulation and implementation and process improvement.

As President and Chief Executive Officer, Mr. Volpi will receive an annual base salary of $457,400. Also, he will be entitled to receive a target incentive opportunity of 100% of his base salary with a maximum incentive opportunity of up to 200% of his base salary under the Company’s short-term incentive plan for the fiscal year ending December 1, 2007. In addition, Mr. Volpi will be eligible for a stock-based award in an amount equal to $1,000,000 under the Company’s long-term incentive plan for such fiscal year.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

99.1
Press Release of the Company issued on November 8, 2006 announcing the resignation of Albert P. Stroucken as Chairman of the Board, President, Chief Executive Officer and a director of the Company and the appointment of Michele Volpi as President and Chief Executive Officer and director of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H.B. FULLER COMPANY

By:	/s/ Timothy J. Keenan
Timothy J. Keenan General Counsel and Corporate Secretary

Date: November 9, 2006

EXHIBIT INDEX

Exhibit Number	Description
99.1
Press Release of the Company issued on November 8, 2006 announcing the resignation of Albert P. Stroucken as Chairman of the Board, President, Chief Executive Officer and a director of the Company and the appointment of Michele Volpi as President and Chief Executive Officer and director of the Company.